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                                                              Exhibit 11.1


               OPEN ENVIRONMENT CORPORATION AND SUBSIDIARIES

          STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
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

                                                Year Ended December 31,
                                             1995        1994        1993
                                           (Restated) (Restated)
                                        ------------------------------------
Weighted average shares of common stock
 outstanding                               6,609,154   4,729,031   4,588,133
Common stock equivalents:
 Series A Convertible Preferred Shares       282,191     717,807     999,998
 Dilutive effect of stock options          1,147,247     967,668     969,647
                                        ------------------------------------
                                           8,038,592   6,414,506   6,557,778
                                        ====================================

Net income                                  $434,082    $350,049    $823,028
                                        ====================================

Net income per share                           $0.05       $0.05       $0.13
                                        ====================================

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